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                                                                   EXHIBIT 21.01


                 SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                              AS OF MARCH 22, 2002


NAME OF SUBSIDIARY                                                                        PERCENT OWNED
------------------                                                                        -------------

Alamo Gulf Coast Railroad Company, a Texas corporation                                       99.5%(1)

Alamo North Texas Railroad Company                                                           99.5%(2)

American Aggregates Corporation, a Delaware corporation                                       100%

American Stone Company, a North Carolina corporation                                           50%(3)

B&B Materials and Hauling, Inc., a Texas corporation                                          100%(4)

Bahama Rock Limited, a Bahamas corporation                                                    100%

Bayou Mining, Inc., a Louisiana corporation                                                   100%

Central Rock Company, a North Carolina corporation                                            100%

City Wide Rock & Excavating Co., a Nebraska Corporation                                       100%

Fredonia Valley Railroad, Inc., a Delaware corporation                                        100%

Granite Canyon JV, a Wyoming Joint Venture                                                     51%(5)

Harding Street Corporation, a Delaware corporation                                            100%

J.W. Jones Materials, LLC, a Delaware limited liability company                               100%

MAC Acquisitions, Inc., a Delaware corporation                                                100%

MAC Overseas, Inc., a Delaware corporation                                                    100%(6)

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(1)   Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials
      Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(2) Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(3) Central Rock Company, a wholly-owned subsidiary of the Company, owns a 50% interest in American Stone Company.

(4) B&B Materials and Hauling, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(5) Meridian Granite Company, an indirect wholly-owned subsidiary of the Company, owns a 51% interest in Granite Canyon JV.

(6)   MAC Overseas, Inc. is a wholly-owned subsidiary of MAC Acquisitions, Inc.


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
Martin Marietta Composites, Inc., a Delaware corporation                                      100%

Martin Marietta Equipment Company, Inc., a Delaware corporation                               100%

Martin Marietta Equipment Leasing, LLC, a Delaware limited liability company                  100%

Martin Marietta Exports, Inc., a Barbados corporation                                         100%

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company               100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation                   100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation                          100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation                           100%

Martin Marietta Materials Real Estate Investments, Inc., a Delaware corporation               100%

Martin Marietta Materials Southwest, Ltd., a Texas limited partnership                        100%(7)

Martin Marietta Materials of Tennessee, Inc., a Delaware corporation                          100%

Martin Marietta Technologies Corp., a Delaware corporation                                    100%

Material Producers, Inc., an Oklahoma corporation                                             100%(8)

Menefee Crushed Stone Company, a Tennessee corporation                                        100%(9)

Meridian Aggregates Company, a Limited Partnership,                                            98%(10)
  a Delaware limited partnership

Meridian Aggregates Investments, LLC, a Delaware limited liability company                    100%(11)

Meridian Granite Company, a Delaware corporation                                              100%(12)

Meridian Materials Company, a Delaware corporation                                            100%(13)

Mid-State Construction & Materials, Inc., an Arkansas corporation                             100%(14)

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(7)   Martin Marietta Materials Southwest, Ltd. is owned 2% by Southwest I, LLC and 98% by Southwest II, LLC.

(8) Material Producers, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(9) Menefee Crushed Stone Company is a wholly-owned subsidiary of Martin Marietta Materials of Tennessee.

(10) Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.

(11) Meridian Aggregates Investments, LLC is owned 88.7% by Martin Marietta Materials, Inc. and 11.3% by MAC Overseas, Inc.

(12) Meridian Granite Company is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership

(13) Meridian Materials Company is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership

(14) Mid-State Construction & Materials, Inc. is a wholly-owned subsidiary of Martin Marietta Materials of Arkansas, Inc.


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
Norman Asphalt Co., an Oklahoma corporation                                                   100%(15)

OK Sand & Gravel, LLC, a Delaware limited liability company                                    99%(16)

Quarry, Inc., a Texas corporation                                                             100%(17)

R&S Sand & Gravel, LLC, a Delaware limited liability company                                   99%(18)

Rebco Trucking Company, Inc., a Louisiana corporation                                         100%(19)

Rebel Sand & Gravel Company, Inc., a Louisiana corporation                                    100%(20)

Redland Development Company, a Texas corporation                                              100%(21)

Redland Park Development Limited Partnership, a Texas limited partnership                     100%(22)

Redland Stone Development Company, a Texas corporation                                        100%(23)

Red River Leasing Corp., a Delaware corporation                                               100%(24)

Red River Trucking Company, a Delaware corporation                                            100%(25)

Rocky Ridge, Inc., a Nevada corporation                                                       100%

Sha-Neva, Inc., a Nevada corporation                                                          100%



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(15)  Norman Asphalt Co. is a wholly-owned subsidiary of Martin Marietta
      Materials Southwest, Ltd.

(16) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in OK Sand & Gravel, LLC.

(17) Quarry, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(18) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in R&S Sand & Gravel, Inc.

(19) Rebco Trucking Company, Inc. is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

(20) Rebel Sand & Gravel Company, Inc. is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

(21) Redland Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(22) Redland Park Development Limited Partnership is owned 100% by Martin Marietta Materials Southwest, Ltd. directly and through its subsidiaries.

(23) Redland Stone Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(24) Red River Leasing Corp. is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

(25) Red River Trucking Company is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership.


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
Southwest I, LLC, a Delaware limited liability company                                        100%

Southwest II, LLC, a Delaware limited liability company                                       100%

Superior Stone Company, a North Carolina corporation                                          100%

Theodore Holding, LLC, a Delaware limited liability company                                  60.7%(26)

Valley Stone LLC, a Virginia limited liability company                                         50%(27)


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(26)  Superior Stone Company, a wholly-owned subsidiary of the Company, is the manager of and owns a 60.7% interest in Theodore Holding, LLC.

(27) Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.